UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2020

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1550 Wewatta St.

Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On April 15, 2020 AmeriCann, Inc. filed a Cultivation and Product Manufacturing Application for Building 2 at AmeriCann’s Massachusetts Cannabis Center (“MCC”) in Freetown, MA.

Plans for Building 2 include up to 205,000 square feet of state-of-the-art cultivation and product manufacturing space. AmeriCann, Inc, would become the exclusive licensed operator for Building 2 though a wholly-owned subsidiary AmeriCann Brands, Inc.

The MCC is a planned one million square foot sustainable greenhouse, processing and product manufacturing project in Freetown, Massachusetts which is being developed by AmeriCann.

Building 1 of the MCC is complete and AmeriCann’s JV Partner commenced operations in February of 2020 with a 30,000 square foot state-of-the-art greenhouse and product manufacturing facility. The first harvest from Building 1 was announced in March.

Item 9.01 Financial Statement and Exhibits

Number	Description

99	Building 2 Design

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020

AMERICANN, INC.

By:
Timothy Keogh, Chief Executive Officer